PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated October 18, 2019)	Registration No. 333-234248

19,947,032 Shares of Common Stock

In connection with this prospectus supplement and the accompanying prospectus, Northwest Biotherapeutics, Inc. (the “Company,” “we” or “us”) is entering into financings totaling $3,801,896. The financings are comprised of $3,051,896 from the offering of common stock and warrants, and $750,000 from a convertible note. The common stock is being offered at a price of $0.153 per share, which was an above-market price during the relevant period of the negotiations. The note is convertible at $0.17 per share and fifty percent warrants. The warrants are exercisable at prices ranging from $0.20 to $0.325.

The shares being offered are registered on this supplement. The shares that will be issued upon exercise of such warrants are registered on this supplement. If or to the extent the note is converted into equity, the shares issued will likewise be registered. The offering of stock and warrants comprises 19,947,032 shares of our common stock par value $0.001 and warrants exercisable for common stock.

Our Common Stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”. On April 8, 2020, the closing sale price of our Common Stock was $0.19 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 2 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of certain risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price per share of Common Stock[1]	$0.153	$3,051,896
Proceeds, after expenses, to us, for Common Stock		$2,984,396

The date of this prospectus supplement is April 9, 2020.

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S–ii
Cautionary Statement Regarding Forward-Looking Statements	S–iv
Prospectus Supplement Summary	S–1
Risk Factors	S–2
Use of Proceeds	S–2
Dividend Policy	S–2
Dilution	S–2
Description of Securities	S–3
Plan of Distribution	S–4
Experts	S–5
Where You Can Find More Information	S–5
Incorporation of Certain Information By Reference	S–5

Prospectus

S-i

About This Prospectus Supplement

On October 18, 2019, we filed with the Securities and Exchange Commission, or “SEC,” a registration statement on Form S-3 (File No. 333-234248) utilizing a shelf registration process relating to the securities described in this prospectus supplement. Under this shelf registration process, we may, from time to time, sell up to $150 million in the aggregate of Common Stock, preferred stock, depositary shares, warrants, various series of debt securities, share purchase contracts, share purchase units, and warrants to purchase any of such securities, either individually or in units.

Under this shelf registration process, we are offering to sell Common Stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information By Reference” on page S-5 of this prospectus supplement before investing in our securities.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, and our telephone number is (240) 497-9024. Our website address is http://www.nwbio.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-ii

Unless the context otherwise requires, the “Company,” “we,” “us,” “our” and similar names refer to Northwest Biotherapeutics, Inc.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

S-iii

Cautionary Statement Regarding Forward-Looking Statements

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the prospectus. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference herein. You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our ability to raise additional capital;

•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	uncertainties as to whether interim and/or final data from clinical trials will be comparable to prior or other data, or will become better or worse as the data matures further;

•	uncertainties about statistical analyses of the data from clinical trials, and acceptable statistical methods and approaches;

•	uncertainties about the clinical trials process;

•	risks related to our ability to enroll patients in clinical trials and complete the trials on a timely basis;

•	uncertainties about the timely performance of third parties;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our plans to conduct future clinical trials or research and development efforts;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

S-iv

•	risks related to our reliance on third-party manufacturers;

•	risks related to our ability to remediate the material weaknesses in our internal control over financial reporting;

•	risks related to our need for additional financing;

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

Please also see the discussion of risks and uncertainties under “Risk Factors” beginning on page 2 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in our other reports filed with the SEC, incorporated herein by reference.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-v

Prospectus Supplement Summary

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-2 and on page 2 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Securities Offered:	An aggregate of 19,947,032 shares of Common Stock is being offered.

See “DESCRIPTION OF SECURITIES” on page S-3 for a complete description of the factors you should consider carefully before deciding to invest in our securities.

Shares of Common Stock
Outstanding After Offering:	685,025,182 shares of Common Stock.(1)

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “RISK FACTORS” on page S-2 of this prospectus supplement and page 2 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of Proceeds:	We estimate that our net proceeds from the offering will be approximately $2,984,396, after deducting estimated expenses payable by us in connection with such closing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures (including acceleration of the expansion of the facilities for production of DCVax® products in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. See “USE OF PROCEEDS” on page S-2 of this prospectus supplement.

Market for the
Common Stock:	Our Common Stock is listed on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on approximately 665,078,150 shares outstanding prior to this transaction as of April 8, 2020.

S-1

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors in the accompanying prospectus and the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $2,984,396, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures (including acceleration of the expansion of the facilities for production of DCVax® products in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments.

 We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Dilution

In purchasing shares in this offering, the buyer’s interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of December 31, 2019 was $(43.6) million, or $(0.07) per share of Common Stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale by us of 19,947,032 shares of our Common Stock in this offering at the offering price of $0.153 per share, and after deducting estimated offering expenses payable by us, our net tangible book value as of December 31, 2019 would have been approximately $(40.6) million, or $(0.06) per share of Common Stock. This amount represents no increase in net tangible book value per share to existing stockholders and an immediate dilution of $0.213 per share to purchasers in this offering.

S-2

The following table illustrates the dilution:

Offering price per share		$0.153
Net tangible book value per share as of December 31, 2019	$(0.07)
Increase in net tangible book value per share after this offering	$0.01
Pro forma net tangible book value per share after this offering		$(0.06)
Dilution per share to the investor in this offering		$0.213

The above table is based on 582,788,242 shares outstanding, including redeemable shares, as of December 31, 2019 and excludes, as of that date:

•	104,658,932 shares of our Common Stock subject to outstanding options having a weighted average exercise price of $0.24 per share; and

•	359,472,280 shares of our Common Stock that have been reserved for issuance upon exercise of outstanding warrants at a weighted average exercise price of $0.27 per share.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to the investor.

Description of Securities

In this offering, we are offering 19,947,032 shares of our Common Stock. In connection with new investment by some investors, we are modifying the terms of certain existing warrants already held by such investors, with the extent of such modifications negotiated in accordance with the extent of new investment by each such investor. In order to implement these modifications, concurrent with the closing of the new share purchases in this offering, we have exchanged previously issued warrants for an equivalent number of warrants with an expiration date that is 9 to 12 months after the expiration date of the warrants for which they were exchanged. In some other cases, the weighted average exercise price of warrants was reduced by an amount ranging from 2 to 10 cents (depending on the magnitude of the original exercise price and the number of new shares being purchased). In connection with new investment by some investors, we have granted warrants to purchase a number of shares of our Common Stock equal to 50% of the new shares purchased by such investors. Such warrant shares are exercisable at a per share purchase price of $0.20 for a period of two years, and are being offered and sold in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(a)(2) under the Securities Act. Furthermore, one purchaser received in connection with its investment, in addition to such 50% warrant, an additional warrant to purchase 3,250,000 exercise shares at a price of $0.325 per share for a period of one year.

Common Stock

The following is a description of the material terms and provisions of our Common Stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Certificate of Incorporation, we have authority to issue 1,200,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of April 8, 2020 there were 665,078,150 shares of Common Stock issued and outstanding and no shares of preferred stock outstanding. All shares of Common Stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of Common Stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of Common Stock.

Voting Rights

Holders of Common Stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

S-3

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our Common Stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

Plan of Distribution

Pursuant to a placement agent agreement, dated March 20, 2020 (as amended) we have engaged Wynston Hill Capital, LLC as a placement agent (the “Placement Agent”) for a portion of this offering comprising approximately one sixth of the offering. Upon the closing of the portion of this offering for which the Placement Agent is responsible (the “Placement Agent Shares”), we will pay to the Placement Agent (i) a cash fee equal to eight percent of the cash proceeds to us from the sale of the Placement Agent Shares and (ii) warrants (the “Placement Agent Warrant”) exercisable for a number of shares of our Common Stock equal to four percent of the number of Placement Agent Shares. The Placement Agent Warrant will have an exercise price of 100% of the per share price paid by the investors for the Placement Agent Shares and will terminate on the two-year anniversary of the effective date of the offering.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches and representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

S-4

Experts

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at http://nwbio.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s website at http://www.sec.gov as described in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 16, 2020;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2019, filed on May 10, 2019, June 30, 2019, filed on August 9, 2019 and September 30, 2019, filed on November 12, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on April 1, 2020;

•	All of our filings pursuant to the Exchange Act after the date of filing this prospectus supplement and prior to completion of the offering of securities being made hereby; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

S-5

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, (240) 497-9024.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any other prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities offered hereby in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-6

PROSPECTUS

Northwest Biotherapeutics, Inc.

$150,000,000

of

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

This prospectus relates to common stock, preferred stock, depositary shares, warrants, debt securities, share purchase contracts, share purchase units, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000 on terms to be determined at the time of sale. We also may offer any of the foregoing securities upon (i) conversion of debt securities or preferred stock, (ii) exercise of warrants or (iii) settlement of share purchase contracts. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.” On October 17, 2019, the last reported sale price of our common stock was $0.23. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of October 17, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $127,293,234, which was calculated based on 584,430,368 shares of outstanding common stock and 553,448,845 shares of outstanding common stock held by non-affiliates, and on a price per share of $0.23, the closing price of our common stock on October 17, 2019.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is        , 2019

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s website’, as further described below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

ABOUT NORTHWEST BIOTHERAPEUTICS, INC.

We are a biotechnology company focused on developing personalized immune therapies for cancer. We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient’s own immune system to attack their cancer.

Our lead product, DCVax®-L, is designed to treat solid tumor cancers in which the tumor can be surgically removed. This product is in an ongoing 331-patient Phase III trial for newly diagnosed Glioblastome multiforme (GBM). On May 29, 2018, interim blinded data from the Phase III trial, which were collected in 2017 were published in a peer reviewed scientific journal. On November 17, 2018, updated interim blinded data from the Phase III trial were presented at the Society for Neuro-Oncology annual meeting. As the Company noted in its announcement of the publication and in subsequent reports, the data could get either better or worse as it continues to mature. The Company has been consulting with its Scientific Advisory Board, the Steering Committee of the trial and other independent experts about the ongoing handling of the trial.

As previously reported, the Company is now moving forward with the several stages of work that are needed to reach completion of this trial. These include finalizing the Statistical Analysis Plan, conducting the final data collection, data validation and data lock, and then unblinding and analyzing the data. Each of these stages are multi-month processes, involving teams of outside experts as well as Company personnel. This work also involves substantial pioneering, without a well-established pathway or roadmap since very few personalized cell therapies have reached late stage development. Accordingly, the Company’s projections, estimates and expectations are subject to material changes as the work proceeds.

Our second product, DCVax®-Direct, is designed to treat inoperable solid tumors. A 40-patient Phase I trial has been completed, and included treatment of a diverse range of cancers. The Company is working on preparations for Phase II trials of DCVax-Direct.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our ability to raise additional capital;

•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	uncertainties as to whether interim and/or final data from clinical trials will be comparable to prior or other data, or will become better or worse as the data matures further;

•	uncertainties about statistical analyses of the data from clinical trials, and acceptable statistical methods and approaches;

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•	uncertainties about the clinical trials process;

•	risks related to our ability to enroll patients in clinical trials and complete the trials on a timely basis;

•	uncertainties about the timely performance of third parties;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our plans to conduct future clinical trials or research and development efforts;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

•	risks related to our reliance on third-party manufacturers;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to our ability to remediate the material weaknesses in our internal control over financial reporting;

•	risks related to our need for additional financing

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any accompanying prospectus supplement, in the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or any accompanying prospectus or the date of any document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Use Of Proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

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The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase common stock, preferred stock, depositary shares, debt securities and/or units;

•	share purchase contracts to purchase common stock, preferred stock, debt securities and/or units;

•	share purchase units, each representing one or more share purchase contracts and, as security for the holder’s obligation to purchase shares under the share purchase contracts any one or more of (1) senior or subordinated debt securities, (2) preferred shares or (3) debtor equity obligations of third parties, including U.S. Treasury securities; or

•	units comprised of common stock, preferred stock, depositary shares, warrants and/or debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.” The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $150,000,000.

Description Of Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference to our other filings with the Commission.

General

Under our Certificate of Incorporation, we have authority to issue 1,200,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of October 17, 2019, there were 584,430,368 shares of common stock issued and outstanding and no shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

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Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.”

Description Of Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of preferred stock, of which no shares are outstanding.

General

Our board of directors may, without stockholder approval, issue up to 100,000,000 shares of preferred stock in one or more series and, subject to the Delaware General Corporation Law (“DGCL”), with respect to each series may:

•	fix the designation of such series;

•	fix the number of shares to constitute such series;

•	fix whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

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•	fix the terms of any voting rights, including whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the common stock or one or more other series of preferred stock;

•	fix the preferences and relative, participating, optional, conversion and/or other special rights (if any) of such series and the qualifications, limitations and/or restrictions (if any) with respect to such series;

•	fix the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to operation of retirement or sinking funds to be applied to the or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

•	fix the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the common stock or any other series of preferred stock;

•	fix the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Company;

•	fix whether or not the shares of such series, at the option of the Company or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of common stock, (ii) shares of any other series of preferred stock or (iii) any other stock or securities of the Company;

•	fix, if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted;

•	fix such other rights, powers and preferences with respect to such series as may to the board of directors seem advisable; and

•	increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock. The following summaries of the deposit agreement, the depositary shares and the depositary receipts are not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with any offering of the specific depositary shares.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to current or other reports we file with the SEC.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts that are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

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Description Of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities and/or units in one or more series, which warrants may take the form of, or be called, options. We may issue warrants independently or together with common stock, preferred stock, depositary shares, debt securities and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock, preferred stock or depositary shares, the number of shares of common stock, preferred stock or depositary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

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•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Description Of Debt Securities

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, “Northwest Biotherapeutics” refers to Northwest Biotherapeutics, Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

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General

The debt securities that we offer may be senior debt securities and/or subordinated debt securities and may be secured and/or unsecured. We may issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We may issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. Forms of such potential indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Such indentures are subject to, and are governed by the Trust Indenture Act of 1939.

The senior debt securities will be unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, unless otherwise indicated in the applicable prospectus supplement. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and/or other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Northwest Biotherapeutics;

•	the obligation, if any, of Northwest Biotherapeutics to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of any multiple of $1,000, the denominations in which securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Northwest Biotherapeutics or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Northwest Biotherapeutics’ option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. We may require payment of an amount sufficient to cover any associated tax or other governmental charge.

The indentures require the annual filing by Northwest Biotherapeutics with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

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The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures may provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of any multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

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Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days after notice of default;

(2)	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise, and continuance of such default for a period of 30 days after notice of default;

(3)	default in the performance, or breach, of any other covenant or warranty of Northwest Biotherapeutics in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of Northwest Biotherapeutics.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, any failure to perform, or breach of, any covenant or agreement by Northwest Biotherapeutics in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Northwest Biotherapeutics for any such failure or breach will be limited to liquidated damages. Except as otherwise set forth in the prospectus supplement relating to any debt securities, if there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Northwest Biotherapeutics by the trustee or to Northwest Biotherapeutics and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Northwest Biotherapeutics will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, if an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Northwest Biotherapeutics and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Northwest Biotherapeutics and the trustee may temporarily or permanently waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences. Upon any such waiver, the default covered thereby and any event of default arising therefrom shall be deemed to be cured to the extent of such waiver for all purposes of the indenture.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

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Merger

Each indenture provides that Northwest Biotherapeutics may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)	either (a) Northwest Biotherapeutics is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)	no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

Northwest Biotherapeutics and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities, including for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to evidence the succession of another person to Northwest Biotherapeutics, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Northwest Biotherapeutics pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Northwest Biotherapeutics for the benefit of the holders of any outstanding series of debt securities or to surrender any of Northwest Biotherapeutics’ rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Northwest Biotherapeutics shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

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•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Northwest Biotherapeutics and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, except as otherwise set forth in the prospectus supplement relating to any debt securities, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner materially adverse to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Northwest Biotherapeutics by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

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Notwithstanding the above, except as otherwise set forth in the prospectus supplement relating to any debt securities, Northwest Biotherapeutics may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, Northwest Biotherapeutics also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, Northwest Biotherapeutics will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged. These conditions, except as modified by a prospectus supplement, are:

•	Northwest Biotherapeutics irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Northwest Biotherapeutics under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•	Northwest Biotherapeutics delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•	Northwest Biotherapeutics shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Northwest Biotherapeutics’ exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Northwest Biotherapeutics pursuant to the indenture.

Description Of THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our shares of common stock and/or preferred stock at a future date or dates. The price per share and the number of shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of a share purchase contract and either shares of preferred stock, depositary shares, debt securities or debt obligations of third parties (including United States treasury securities or other share purchase contracts), or any combination of the foregoing that would secure the holders’ obligations to purchase the securities under such share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

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The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Description Of Units

The following description, together with additional information and/or modifications that we include in any applicable prospectus supplement, summarizes material terms and provisions upon which we may offer units under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities, warrants, and/or share purchase contracts offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms summarized below may apply generally to future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part a form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units upon which we may offer units before the issuance of such units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of and to the applicable prospectus supplements related to the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants, share purchase contracts or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Units” will apply to each unit and to any common stock, preferred stock, depositary share, debt security or warrant included in each unit, respectively.

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Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Certain Anti-Takeover And Indemnification Provisions Of Our Certificate Of
Incorporation And By-Laws And Delaware Law

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders. Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. The description below is intended as only a summary. You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required; and

•	the inability of our stockholders to call a special meeting of stockholders, the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the Company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, the SEC has announced that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

Plan Of Distribution

We may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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•	directly to one or more purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the OTCQB tier of the OTC Markets, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.

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Unless otherwise indicated in the applicable prospectus supplement, all debt securities, depositary shares, warrants and preferred stock will be new issues of securities with no established trading market. Unless otherwise indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the OTCQB tier of the OTC Markets. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTCQB tier of the OTC Markets or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Experts

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K for the years ended December 31, 2018 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Validity Of The Securities

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at’’ www.nwbio.com. However, the information included on our website is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. Incorporation by reference allows us to disclose important information to you by referring you to those other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Statements contained in documents that we file with the SEC that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

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We have filed the following documents with the SEC, which documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on April 2, 2019;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, filed on May 10, 2019 and August 9, 2019, respectively.

(3)	Our Current Reports on Form 8-K filed with the SEC on February 7, 2019, May 28, 2019 and July 22, 2019.

(4)	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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19,947,032 Shares of Common Stock

Prospectus Supplement dated April 9, 2020